EMPLOYMENT AGREEMENT


         AGREEMENT MADE AS OF THIS 15th day of August, 1994, (hereinafter the "effective date") by and between Grist Mill Co., a Delaware corporation with a principal place of business in Lakeville, Minnesota (hereinafter "Grist Mill") and Harry E. Stephens III of Minneapolis, Minnesota (hereinafter "Executive").

         WHEREAS, Grist Mill desires to employ Executive and Executive desires to accept such employment upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties covenant and agree as follows:

         1.       Employment.

         Grist Mill hereby employs Executive and Executive hereby accepts employment as the Executive Vice President and Chief Operating Officer of Grist Mill to perform such executive and managerial services as may be assigned to him by or under the authority of the Board of Directors of Grist Mill (the "Board of Directors"), consistent with such status as an Executive Vice President. Executive agrees to use his best efforts, skills and abilities faithfully to promote the interests of Grist Mill and to perform such services as may be required of him by Grist Mill from time to time consistent with his status, to the reasonable satisfaction of the Board of Directors. Without limiting the generality of the foregoing, Executive agrees to serve as Executive Vice President and Chief Operating Officer of Grist Mill (if and so long as he is elected to that office by the Board of Directors) and to serve (without additional compensation) as a director, senior executive officer or senior executive employee of such Affiliates of Grist Mill as Grist Mill may from time to time reasonably request. Executive agrees to devote his full business time and energies to the business and affairs of Grist Mill and to work exclusively for Grist Mill (and such Affiliates) during the term of this Agreement, except as Grist Mill and Executive may otherwise agree in writing from time to time; provided; however, that nothing contained in this Section 1 shall be deemed to prevent or limit the right of Executive to: (i) make passive investments in the securities of any publicly-owned corporation, and (ii) make any other passive investments with respect to which Executive is not obligated or required to, and does not in fact, devote any substantial managerial efforts which interfere with Executive's fulfillment of his duties hereunder. In the event the Board of Directors shall at any time reasonably determine that Executive's attention to any investments is interfering with Executive's fulfillment of his duties hereunder, the Board of Directors shall give Executive written notice of such determination. If Executive shall not within thirty (30) days of such notice (a) have ceased the activities which were interfering with Executive's fulfillment of his duties hereunder as so determined by the Board of Directors, and (b) covenanted not to engage in such specific activities thereafter, then such failure by Executive shall be deemed "good cause" within the definition of such term as set forth in Section 7 below and Grist Mill shall be entitled to terminate Executive for good cause as provided in Section 7 below.

         2.       Term

                  The term of this Agreement and Executive's employment hereunder shall commence on the effective date of this Agreement and continue at will until August 15, 1997.

         3.       Principal Location

                  Executive shall perform the duties of his office generally in, and shall not be obligated to maintain his office in any place other than, Lakeville, Minnesota or within the metropolitan Minneapolis area, provided, however, that he shall be obligated to take such trips outside of such area as shall be reasonably necessary in connection with his duties and Grist Mill will pay all reasonable costs of travel and living expenses incurred in connection therewith. Executive recognizes that his duties hereunder may require travel.

         4.       Compensation

                  4.1 Except as otherwise provided in Sections 5 and 6 hereof, for his services hereunder Executive shall receive from Grist Mill the following compensation:
                           4.1.1 Salary ("Salary") at the annual rate of $220,000 (the "Base Salary Rate"), payable in equal installments in accordance with Grist Mill's pay policy and in any event not less frequently than monthly, subject to adjustment pursuant to the provisions of Section 4.2;

                           4.1.2 Such other monetary compensation by way of bonus or otherwise, if any, as may be determined from time to time by the Board of Directors in its sole discretion;

                           4.1.3 Such fringe benefits (including, without limitation, vacation time, group life, medical, dental and other insurance, retirement, pension, profit-sharing and similar plans) as Grist Mill may provide from time to time for its executive employees; and
                           4.1.4 Such other compensation pursuant to such executive bonus plans, restricted stock purchase plans, stock option plans or other stock plans, available to employees of Grist Mill from time to time, as the Board of Directors may in its sole discretion determine.

                  4.2 The Base Salary Rate shall be subject to increase from time to time on a fiscal year basis (June 1 - May 31) as determined by the Board of Directors in its sole discretion pursuant to a review of Executive's performance by the Board of Directors, which review shall be conducted at such time as the Board of Directors shall determine, but in any event at least once during each twelve (12) months of the term of this Agreement. The Base Salary Rate as from time to time increased is referred to herein as the "Adjusted Salary Rate."

         5.       Reimbursement of Expenses

                  Grist Mill shall reimburse Executive for travel, entertainment and other business expenses reasonably incurred by him in connection with the business of Grist Mill and its Affiliates to the extent and in a manner consistent with then company policy.

         6.       Termination upon Death or Disability

                  6.1 Executive's employment by Grist Mill shall terminate upon the death of Executive, or if, by virtue of disability, Executive is unable to perform his duties hereunder.

                  6.2 In the event of such a termination of employment as a result of Executive's death or disability, all compensation hereunder shall terminate and Grist Mill shall have no further obligations hereunder.

         7.       Termination by Grist Mill

                  7.1 Executive's employment may be terminated at any time by Grist Mill for any reason or for no reason, with or without good cause (as defined below), by written notice to Executive, effective immediately unless otherwise stated in such notice.

                           7.1.1 In the event Executive's employment hereunder is terminated by Grist Mill prior to August 15, 1997 and after a Change of Control as defined herein but without "good cause," then Executive (or his estate) shall be entitled to payments equal to one times the Adjusted Salary Rate in effect on the date of such termination divided by twelve, multiplied by the number of months remaining between the effective date of termination and August 15, 1997. Such payment shall be paid monthly until August 15, 1997. In addition Executive shall continue to be entitled to the continuation of such medical, dental, and life insurance coverage as he shall be receiving pursuant to
         Section 4.1.3 as of the date of notice of termination in accordance with Grist Mill's current policy then in effect.

                           7.1.2 In the event Grist Mill shall terminate Executive's employment for good cause (as defined herein) or if Executive shall voluntarily terminate his employment with Grist Mill or if Grist Mill shall terminate Executive as an employee for any reason or for no reason, but without the happening of a Change of Control, then Executive shall be entitled as of the date of termination to no compensation under this Agreement (including, without limitation, Section 4 or 6 above), except as provided in Section 7.2.

                  7.2 In the event of any termination pursuant to Section 7.1, Executive shall be paid such portion of his Salary as has accrued by virtue of Executive's employment during the period prior to termination and has not yet been paid, together with any amounts for expense reimbursement and similar items which have been properly incurred in accordance with the provisions of Section 5 prior to termination and have not yet been paid.

                  7.3 As used herein, a "Change of Control" shall be deemed to have occurred (i) if any "person" (as such term is used in Sections 13(d) and 14(d)2 of the Securities Exchange Act of 1934, as amended), is or becomes the beneficial owner, directly or indirectly, of securities of Grist Mill representing twenty-five percent (25%) or more of the combined voting power of Grist Mill's then outstanding securities, or (ii) if during any consecutive twelve (12) month period beginning or after the date on which this Agreement is executed individuals who at the beginning of such period were directors of Grist Mill cease, for any reason other than death or health related reasons, to constitute at least a majority of the Board of Directors of Grist Mill;
or (iii) if a merger of, or consolidation involving, Grist Mill in which Grist Mill's stock is converted into securities of another corporation or into cash shall be consummated, or a plan of complete liquidation of Grist Mill (whether or not in connection with a sale of all or substantially all of Grist Mill's assets) shall be adopted and consummated, excluding in each case a transaction solely for the purpose of reincorporating Grist Mill in a different jurisdiction or recapitalizing Grist Mill stock.

                  7.4 As used herein, "good cause" shall mean and be limited to a material breach of any of Executive's obligations under Section 1 or 8 hereof, or any action by Executive during the term of this Agreement involving willful malfeasance or gross negligence on the part of Executive.

                  7.5 Grist Mill, in its sole discretion, may apply for and procure in its own name (whether or not for its own benefit) policies of insurance insuring the life of Executive in such amounts as Grist Mill may deem advisable. Executive shall have no right, title, or interest in any such policies of insurance, except to the extent his estate or other persons are specifically named as beneficiaries thereof. Executive agrees to submit to any medical or other examination and to execute and deliver any applications or other instrument in writing, reasonably necessary to effectuate such insurance.

         8.       Confidentiality and Non-Competition

                  8.1 Executive's agreements set forth in this Section 8 shall survive the expiration or termination of this Agreement and the termination of his employment with Grist Mill for any reason.

                  8.2 Executive acknowledges that irreparable injury would be caused to Grist Mill by his breach of any of the provisions of this Section 8, and agrees that in the event of any such breach, Grist Mill and any of its Affiliates, in addition to such other rights and remedies as may exist in its favor, may apply to any court of law or equity having jurisdiction to enforce the specific performance of the provisions of this Section 8 and may apply for injunctive relief against any act which would violate any such provisions. The covenants of Executive contained in this Section 8 shall be construed as independent of all other provisions contained in this Agreement and shall be enforceable, notwithstanding the existence of any claim or cause of action of Executive against Grist Mill or any of its Affiliates, whether predicated on this Agreement or otherwise.

                  8.3 Executive recognizes that he now has knowledge of and/or may hereafter gain knowledge of, confidential information, trade secrets, confidential processes, confidential patentable or unpatentable inventions or confidential "know how", including, without limitation, techniques, formulae, designs, developments, projects, technical information and manufacturing process and distribution methods, relating to, or concerned with the business of Grist Mill and its Affiliates during the term of this Agreement and their respective suppliers, customers, stockholders, licensors, licensees, and other persons or entities with which Grist Mill or its Affiliates has, has had, or may in the future have any commercial, scientific or technical relationship, and which information has not previously been made public or thereafter made public. During the term of this Agreement and at all times following the termination of Executive's employment for any reason, Executive will not, directly or indirectly, divulge, furnish or make accessible to anyone (other than as required in the regular course of his employment by Grist Mill or with the consent of the Board of Directors of Grist Mill) such information. As used in the first sentence hereof, the phrase "made public" shall apply to information
(a) within the domain of the general public; (b) generally known within the industry or industries in which Grist Mill or its Affiliates is involved; or (c) is independently developed by Executive without utilization of confidential information gained while in the employ of Grist Mill; provided that no information shall be deemed to have been made public if it is within the domain of the general public or generally known within the industry or industries in which Grist Mill or its Affiliates is involved by virtue of the disclosure of such information by Executive in violation of this Agreement. All documents, records, apparatus, equipment and other physical property furnished to Executive by Grist Mill or any Affiliate of Grist Mill or produced by Executive or others in connection with his services to Grist Mill or any such Affiliate shall be and remain the sole property of Grist Mill. Executive will return and deliver such property to Grist Mill as and when requested by Grist Mill. Copies of documents and records may be kept, but shall be kept completely confidential to the same extent as other confidential information of Grist Mill. Executive shall return and deliver all such property upon termination of his employment for any reason, and Executive will not take with him any such property or any reproduction of such property upon such termination.

                  8.4 Any work or research or the results thereof, made or developed by Executive, alone or in conjunction with others during the term of his employment, including but without limitation, any designs, patents, inventions, processes, know-how or formulae created, invented or conceived during the period of his employment by Grist Mill, whether during or out of the usual hours of work, which arise out of or are related to the business, research, or development work or field of operation of Grist Mill, or any of its Affiliates, shall to the extent of Executive's interest therein be the sole and exclusive property of Grist Mill, shall be disclosed in writing to Grist Mill and to no other person, unless so directed in writing by the Board of Directors, and Executive hereby assigns to Grist Mill all and any rights which he has or may acquire in the same. To this end, both during the period of Executive's employment and at all times thereafter, Executive agrees to execute all necessary papers, instruments and documents properly required to effect such assignment to Grist Mill or its nominee, to make application through Grist Mill's patent attorney or general counsel at the expense of Grist Mill, for such United States and foreign patents as may be specified from time to time by Grist Mill on inventions, processes, or formulae which are or become the property of Grist Mill hereunder, and to execute assignments upon Grist Mill's request, for Executive's entire interest in all such applications to Grist Mill or to its nominee without compensation (other than his usual compensation as an employee of Grist Mill) and Executive agrees to give Grist Mill and its patent attorney or general counsel all reasonable assistance in preparing such applications, descriptions, and illustrations of each such invention, process, or formula and in connection with proceedings relating thereto or to such other applications or patents resulting therefrom; and further agrees to execute all lawful papers considered necessary by Grist Mill and do all that Grist Mill reasonably requests in order to protect Grist Mill's rights in said inventions, processes, and formulae or to obtain patents thereon, including, without limitation, continuations, reissues, renewals, and extensions. It is further agreed that Executive's obligations specified hereunder shall not expire with the termination of his employment, but Grist Mill agrees to pay Executive a reasonable amount for any time that Executive spends in such work at Grist Mill's request after the termination of his employment hereunder and agrees to reimburse Executive for expenses reasonably or necessarily incurred in connection with such work.

                  8.5 In addition to any other rights or remedies available to the Company at law or in equity for breach of the agreement contained in this paragraph 8, the Company shall be entitled to affirmative or negative injunctive relief from a court of competent jurisdiction, without the necessity of posting bond, to restrain Executive from any continued or threatened breach of the agreement contained in such paragraph 8.

         9.       General

                  9.1 This Agreement is personal and shall in no way be subject to assignment by Executive.

                  9.2 This Agreement shall be binding upon and shall inure to the benefits of Grist Mill and its successors and assigns either by merger, operation of law, consolidation, assignment, purchase or otherwise of a controlling interest in the business of Grist Mill and Executive, his heirs, executors, administrators, legal representatives and permitted assigns. Grist Mill agrees that a successor in interest by merger, operation of law, consolidation, assignment, purchase or otherwise of a controlling interest in the business of Grist Mill will be informed prior to such event of the existence of this Agreement. Grist Mill will require any successor (whether direct or indirect, by purchase, merger, operation of law, consolidation, assignment or otherwise of a controlling interest in the business, stock or other assets of Grist Mill) to assume expressly and agree to perform this Agreement. Failure of Grist Mill to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to such compensation and benefits in the same amount and on the same terms as he would be entitled hereunder in the event of a termination without "good cause", except that, for the purposes of implementation hereof, the date of which any such succession becomes effective shall be deemed to be the date on which Executive becomes entitled to such compensation and benefits from Grist Mill. As used in this Agreement, "Grist Mill" shall mean Grist Mill as hereinbefore defined and any successor as aforesaid.

                  9.3 The parties intend this Agreement to be enforced as written. However, (i) if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law; and (ii) if any provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, Grist Mill and Executive agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words and phrases ("blue-pencilling") and in its reduced or blue-pencilled form such provision shall then be enforceable and shall be enforced.

                  9.4 All notices and communications required or permitted to be given hereunder shall be duly given by delivering the same in hand or by depositing such notice or communication in the mail, sent by certified or registered mail, return receipt requested, postage prepaid, as follows:

                  If sent to Grist Mill Co:

                  P.O. Box 430
                  21340 Hayes Avenue
                  Lakeville, MN  55044

                  If sent to Executive:

                  Harry E. Stephens III
                  2128 Wind Song Circle
                  Wayzata, MN  55391

                  or such other address as either party furnishes to the other by like notice.

                  9.5 This Agreement constitutes the entire agreement and understanding between the parties in relation to the subject matter hereof and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement. This Agreement supersedes all previous understandings, agreements and representations between Grist Mill and Executive regarding Executive's employment by Grist Mill, written or oral.

                  9.6 All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

                  9.7 No failure of Grist Mill or Executive to exercise any power reserved to it or him, respectively, by this Agreement, or to insist upon strict compliance by Executive or Grist Mill, respectively, with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Grist Mill or Executive's right, as the case may be, to demand exact compliance with any of the terms hereof. Waiver by either party of any particular default by the other party hereto shall not affect or impair the waiving party's rights with respect to any subsequent default of the same, similar or different nature, nor shall any delay, forbearance or omission of either party to exercise any power or right arising out of any breach or default by the other party of any of the terms, provisions or covenants hereof, affect or impair its or his right to exercise the same, nor shall such constitute a waiver by Grist Mill or Executive, as the case may be, of any right hereunder, or the right to declare any subsequent breach or default and to terminate this Agreement prior to the expiration of its term.

                  9.8 As used herein, the term "Affiliate" shall be deemed to include any corporation, joint venture, or other business enterprise, whether incorporated or unincorporated, which Grist Mill directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with.

                  9.9 This is a Minnesota contract and shall be construed under and be governed in all respects by the law of the State of Minnesota.

                  9.10 Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for herein be reduced by any compensation earned by Executive as the result of employment by another employer or by retirement benefits after the date of termination or otherwise, except as specifically set forth herein.

          9.11 No amendment or modification to this Agreement shall be effective unless in writing and signed by both parties hereto. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     IN WITNESS WHEREOF, Grist Mill has caused this Agreement to be executed and delivered by its duly authorized officer and its corporate seal to be hereunto affixed and Executive has hereunto set his hand and seal as of the day and year first written above in duplicate originals.

                                   GRIST MILL CO.


                                   By:________________________________
ATTEST:


______________________________


                                   ___________________________________
                                   HARRY E. STEPHENS III